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                                                                    Exhibit 21.1

                       CORPORATE PROPERTY INVESTORS, INC.
                                  SUBSIDIARIES

CPI-Braintree Corporation, a Delaware corporation
CPI-Burlington Corporation, a Delaware corporation
CPI-Cambridge Corporation, a Delaware corporation
CPI-Cobb Corporation, a Delaware corporation
CPI-Crystal Corporation, a Delaware corporation
CPI-Georgia Corporation, a Delaware corporation
CPI-Gwinnett Corporation, a Delaware corporation
CPI-Haywood Corporation, a Delaware corporation
CPI-Highland Corporation, a Delaware corporation
CPI-Livingston Corporation, a Delaware corporation
CPI-Metrocenter Corporation, a Delaware corporation
CPI-Northlake Corporation, a Delaware corporation
CPI-Rockaway Townsquare Corporation, a Delaware corporation
CPI-Roosevelt Field Corporation, a Delaware corporation
CPI-767 Corporation, a Delaware corporation
CPI-767 II Corporation, a Delaware corporation
Santa Rosa Plaza Corporation, a Delaware corporation
Town Center at Boca Raton, Inc. , a Delaware corporation
200 South Biscayne Corporation, a Delaware corporation
CPI-Countryside Corporation, a Delaware corporation
CPI-North Star Corporation, a Delaware corporation